Dated this day of 21 SEP 2022

BETWEEN

SUNWAY INTEGRATED PROPERTIES SDN BHD
(Company No. 198401000017 / 112537-P)

AND

GIGABIT HOSTING SDN BHD
(Company No. 200701034297 / 792326-P)

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TENANCY AGREEMENT
(An area measuring approximately 11,069 square feet located at Suite 13-01, 13-02 & 13-04, Level 13 of "the Building")

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THIS AGREEMENT is made this day of 20 between **SUNWAY INTEGRATED PROPERTIES SDN BHD (Company No. 112537-P)** a company incorporated in Malaysia and having its registered office at Level 16, Menara Sunway, Jalan Lagoon Timur, Bandar Sunway, 47500 Selangor Darul Ehsan (hereinafter referred to as "**the Landlord**") of the one part and the party whose name, description and particulars is stated in Part 1 of Schedule 1 annexed hereto (hereinafter referred to as "**the Tenant**") of the other part.

WHEREAS

1. Fawanis Sdn Bhd (Company No. 33146-T) (hereinafter referred to as "**The Proprietor**") is the registered owner of all that land held under title Geran 75551 Lot 20000 (formerly held under H.S (D) 117437, No P.T. 462) Seksyen 90 Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan K.L. measuring approximately 86580 square metres in area (hereinafter referred to as "**Lot 20000**"), Geran 29406 Lot 41 Seksyen 90 Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan K.L. measuring approximately 3730.574 square metres in area (hereinafter referred to as "**Lot 41**"), Geran 29880 Lot 5 Seksyen 90A Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan K.L. measuring approximately 323.292 square metres in area (hereinafter referred to as "**Lot 5**") and Geran 40913 Lot 31 Seksyen 90A Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan K.L. measuring approximately 513.428 square metres in area (hereinafter referred to as "**Lot 31**"). Pursuant to surrender and realienation exercise undertaken by the Landlord, the land under Lot 20000, Lot 41, Lot 5 and Lot 31 are now held under one title, Geran 79671 Lot 20048 (formerly held under H.S. (D) 120367 PT 495) Seksyen 90, Bandar Kuala Lumpur, Daerah Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (hereinafter referred to as "**the Land**").

2. The Proprietor has granted a Power of Attorney dated 16-05-2014 in favour of Sunway City Sdn. Bhd. (Company No. 87564-X) (formerly known Sunway City Berhad) (hereinafter referred to as "**SCB**"), inter alia, to develop the Land and to sell the individual parcels in the Development (defined herein). Pursuant to a Joint Venture Agreement dated 13th December 2006 ("**the JV Agreement**") (as amended by an Amending Agreement dated 22nd February 2011), SCB and the Proprietor have agreed to establish an unincorporated joint venture to undertake development of the Land. Pursuant to a Deed of Novation dated 18 August 2011, SCB had novated with the consent of The Proprietor its rights duties and liabilities under the JV Agreement to the Landlord as developer. The Proprietor and the Landlord subsequently entered into two further supplemental agreements to the JV Agreement dated 1 March 2016 and 21 February 2017. The Landlord as developer has subsequently developed on the Land an integrated development consisting of commercial and residential components known as "SUNWAY VELOCITY" comprising of, inter alia, office suite, shop, service apartment,

shopping mall and other such commercial and residential components (hereinafter referred to as "**the Development**").

3. As part of the Development, the 15 storey office building known as "**Menara Sunway VISIO**" (hereinafter referred to as "**the Building**") was completed.

4. The Landlord will be letting various parts of the Building to third parties for use as office premises/space and SCB has consented to such letting.

5. The Tenant is desirous of taking up a tenancy (hereinafter referred to as "**Tenancy**") of the Demised Premises (as hereinafter defined) and the Landlord has agreed to grant to the Tenant the Tenancy upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

Section 1: Definition & Interpretation

In this Agreement, the following expressions shall, except where there is a specific provision to the contrary or where the context otherwise requires, have the following meanings:

a) Air-Conditioning Hours	means the hours between 9.00am to 6.00pm on a Business Day, which air-conditioning is provided for the Building and included in the Rent. Notwithstanding the aforesaid, air-conditioning services for the Demised Premises shall not exceed 45 hours per week. Request for air-conditioning exceeding the hours mentioned above shall be charged at the rate described in Part 17 of Schedule 1 (the 'Additional air-conditioning charges')
b) the Building	means the building to be erected on the Land and to be known as **"Menara Sunway VISIO"** bearing postal address at Menara Sunway VISIO, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur and reference to "the Building" includes reference to any part or parts thereof as the context may require.
c) Business Day	means a day other than a Saturday or Sunday or a Public Holiday in Kuala Lumpur and "Business Days" shall be construed accordingly.

d) Common Area	shall mean those parts, areas, premises and facilities of and in the Building which are not demised or intended to be demised by the Landlord to the Tenant or to any other tenant and which are now or hereafter provided by the Landlord for the common use by tenants of premises in the Building and their respective customers, employees, invitees and licensees in common with the Landlord and all other persons having the right to use the same (including but without limiting the generality of the foregoing, roads, walls, walkways, pavements, passages, entrances, courts, stairways, elevators, gardens and such other areas, amenities, grounds and conveniences provided for the common and general use of the tenants, owners, guests, invitees and licensees as aforesaid and all other persons having the like right.)
e) Demised Premises	means the premises described in Part 2 of Schedule 1 hereto
f) Deposits	means the sums payable under Section 3 herein as security for the due observance and performance by the Tenant of the Tenant's covenants herein contained;
g) Further Term	means the further term referred to in Part 15 of Schedule 1;
h) Handover Date	means the date referred to in Part 3 of Schedule 1;
i) Landlord	means Sunway Integrated Properties Sdn Bhd (Company No. 112537-P) and includes in successors-in-title and assigns and where not repugnant to the context, its servants and agents.
j) Landlord's Fixtures and Fittings	means such fixtures and fittings owned by the Landlord and including all wiring, pipes, cables, raised floor system or other apparatus, things and effects constructed or installed or attached or affixed to or laid in or under the Demised Premises duly acknowledged by the parties herein at the Tenancy Commencement Date by means of a handover list;
k) Purpose	means the usage of the Demised Premises as an office;

l) Mail Box Deposit	means the deposit referred to in Part 12 of Schedule 1;
m) Rent	means the monthly rental payable by the Tenant in the amount as stated in Section 4 below;
n) Rental Commencement Date	means the date referred to in Part 8 of Schedule 1 being the date on which rental payment for the Tenancy Period shall commence;
o) Rent Free Period	means the period referred to in Part 7 of Schedule 1;
p) Renovation Deposit	means the deposit referred to Part 13 of Schedule 1 deposited by the Tenant with the Landlord as security for the duration of the Tenant's Renovation Works (as hereinafter defined) to the Demised Premises;
q) Renovation Period	means the rent free period referred to in Part 4 of Schedule 1 to enable the Tenant to carry out Renovation Works to the Demised Premises;
r) Temporary Utilities Charges	means the charges referred to in Part 14 of Schedule 1;
s) Tenant	means the Tenant described in Part 1 of Schedule 1 hereto and includes its successors-in-title, heirs or personal representatives and where not repugnant to the context, its servants and agents;
t) Tenancy Commencement Date	means the date referred to in Part 6(a) of Schedule 1;
u) Tenancy Expiry Date	means the date referred to in Part 6(b) of Schedule 1;
v) Tenancy Period	means the period referred to in Part 5 of Schedule 1 or as may be extended or terminated pursuant to the terms and conditions of this Agreement;
w) Security Deposit	means the deposit referred to in Part 10 of Schedule 1;
x) Utilities Deposit	means the deposit referred to in Part 11 of Schedule 1.

Words importing the singular number shall include the plural and the masculine gender shall include the feminine or neuter gender and vice versa and words importing persons shall include companies.

The headings and sub-headings in the Sections of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement or the Sections thereof.

Section 2: Tenancy

2.1 Subject always to the terms and conditions as set out in this Agreement, the Landlord shall grant and the Tenant shall take a Tenancy of the Demised Premises for the Tenancy Period commencing from the Tenancy Commencement Date and expiring on the Tenancy Expiry Date.

2.2 Subject always to clause 5.3, the possession of the Demised Premises shall be given to the Tenant to enable the Tenant to carry out fitting out/renovation works (hereinafter referred to as "**Renovation Works**") to the Demised Premises.

2.3 The Tenant shall occupy the Demised Premises during the Renovation Period solely for the purpose of carrying out the Renovation Works and as a licensee of the Landlord subject to such rules regulations and guidelines as prescribed by the Landlord.

2.4 Any delay by the Tenant in completing the Renovation Works by the expiry of the Renovation Period shall not delay the commencement of the Tenancy Period as provided in this Agreement.

Section 3: Deposits

3.1 The Tenant shall simultaneously with the execution of this Agreement pay to the Landlord the following deposits (hereinafter collectively referred to as "**the Deposits**") :-

i) the Security Deposit, as security for the due observance and performance by the Tenant of all its covenants, conditions, stipulations and agreements as set out in this Agreement;

ii) the Utilities Deposit, as security for the due observance by the Tenant of its obligations as set out in Section 5.1 (iii) of this Agreement; and

iii) the Mail Box Deposit, as security for the mail box allocated to the Tenant by the Landlord, subject to availability. The Mail Box Deposit may be utilized by the Landlord to make good any damage caused to the mail box allocated to the Tenant.

3.2 The Tenant shall not at any time deem or treat the Deposits (or any part thereof) as payment or part payment of Rent.

3.3. The Landlord shall have the right (in addition to any other right or remedy) to deduct from the Deposits any amount of Rent and other charges or monies payable by the Tenant under this

Agreement (where the same shall remain unpaid by the Tenant) and any losses sustained by the Landlord as the direct or indirect result of any breach by the Tenant of this Agreement. If any deduction is made by the Landlord from the Deposits during the Tenancy Period, the Tenant shall immediately following demand by the Landlord make a further deposit (in the form and manner agreeable by the Landlord) equal to the amount deducted and failure by the Tenant to do so shall entitle the Landlord to terminate this Agreement and to re-enter the Demised Premises (subject always to any written law in force).

Section 4: Rent

4.1 The monthly Rent payable for the Demised Premises shall be the amount stated in Part 9 of Schedule 1 hereto and shall be payable from the Rental Commencement Date monthly in advance by the seventh (7th) day of each month (hereinafter referred to as "**Payment Date**"), provided always that the Rent for the first month (hereinafter referred to as "the Advance Rent") shall be paid by the Tenant to the Landlord simultaneously with the execution of this Agreement.

4.2 In addition to and without derogation of any other rights accruing to the Landlord, if the Tenant shall default in the payment of any Rent on the Payment Date, the Landlord shall grant a further period of seven (7) days from the Payment Date (hereinafter referred to as "the Extended Payment Period") for the Tenant to pay the Rent due. In the event that the Tenant still fails to pay the Rent owing by the expiry of the Extended Payment Period, late payment interest at the rate of twelve per centum (12%) per annum calculated on a daily basis shall be automatically imposed from the first (1st) day of the applicable month until the date of actual receipt by the Landlord of the Rent due without further notice to the Tenant.

The interest shall be payable on the overdue amount and calculated on the basis of the actual number of days and a three hundred and sixty-five (365) day year or three hundred and sixty-six (366) day year (for leap year) and shall accrue from day to day from such Payment Date until the date of actual payment.

4.3 Notwithstanding the commencement of the Tenancy on the Tenancy Commencement Date, the Tenant shall be entitled to the Rent Free Period commencing from the Tenancy Commencement Date.

4.4 The Rent payable by the Tenant to the Landlord under this Agreement shall be paid by way of standing instruction to the Landlord's bank account as notified by the Landlord to the Tenant or in such other manner as specified by the Landlord in writing from time to time.

Section 5: Covenants by the Tenant

5.1 Affirmative covenants

The Tenant hereby covenants with the Landlord as follows:

i) to punctually pay the Rent reserved, the Deposits and all other sums payable under this Agreement and/or in respect of the Demised Premises in the manner as provided in this Agreement;

ii) to pay as and when required by the Landlord an additional sum over and above the Rent hereby reserved in respect of any increase in municipal or other taxes or assessment or property tax or other impositions of a like nature by whatsoever name called levied and imposed upon including any Government legislations in respect of or attributed to the Demised Premises over and above the amount levied and imposed at the commencement of the tenancy hereby granted, such additional sum shall be a sum proportionate to the TOTAL floor area of the Demised Premises together with the car parks which may have been allotted to the Tenant or his employees or agents AGAINST the total floor area of the Building;

iii) to pay all charges for electricity, water, telephone, additional air-conditioning charges and any other services supplied to or consumed separately on the Demised Premises and to enter into separate contracts with the relevant authorities or corporation for the provision of these services;

iv) at the expiration or sooner determination of this Agreement, to peaceably surrender and yield up unto the Landlord the whole of the Demised Premises in good tenantable condition and to restore the Demised Premises to its original state and condition as at the commencement of the Tenancy hereby created with all the Landlord's Fixtures and Fittings in good and tenantable state of repair and with all keys complete, fair wear and tear excepted.

If the Tenant shall fail to restore the Demised Premises, the Landlord shall be at liberty to carry out necessary works and repairs to restore the Demised Premises to a state and condition acceptable to the Landlord and the costs and expenses incurred thereby shall be deducted from the Deposits. Should the Deposits be insufficient for this purpose, the Tenant shall pay to the Landlord on demand all sums due and owing under this Section which sums shall be deemed to be a debt due from the Tenant to the Landlord and be forthwith recoverable by legal proceedings;

v) to place all debris, wastes, disposable items, garbage and rubbish securely wrapped in waterproof bags in the receptacles designated for such purpose;

vi) to keep the interior of the Demised Premises including the flooring and the interior plaster and other surface material on walls and ceilings and the Landlord's Fixtures and Fittings therein including all windows glass shutters locks fastening keys electric wiring and

fittings and other fixtures the property of the Landlord in upon and belonging to the Demised Premises and the water closets lavatories and conveniences of which the Tenant has the exclusive use in good, clean, substantial and tenantable repair and condition appropriate to a first class commercial building and properly preserved and painted (fair wear and tear and damage by fire, storm, tempest, riot and any other cause beyond the Tenant's control excepted save in the case of fire where the insurance moneys are rendered irrecoverable in consequence of the act or default of the Tenant) to the satisfaction of the Landlord and any other appropriate authority and the Tenant shall be wholly responsible therefor and shall fully indemnify the Landlord against all claims, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof;

vii) to use the Demised Premises for the Purpose as defined in Section 1(k);

viii) to permit the Landlord and/or its agents with or without workmen and with or without appliances at all reasonable times to enter upon the Demised Premises and to view the condition thereof and to take the inventories of the Landlord's Fixtures and Fittings therein and to do structural or external repairs on the Demised Premises or to other portion of the Building of which the Demised Premises may form a part or to any contiguous building not conveniently accessible otherwise than from or through the Demised Premises. The Landlord may serve upon the Tenant notice in writing specifying any repairs or work necessary to be done to comply with the Tenant's covenants to repair herein contained and require the Tenant forthwith to execute such repairs or works make such replacement and if the Tenant shall not within ten (10) days after service of such notice proceed diligently with the execution of such repairs or works or the making of such replacements then it shall be lawful for but not obligatory upon the Landlord to enter upon the Demised Premises and execute such repairs or works or make such replacement and the costs thereof shall be deemed to be a debt due from the Tenant to the Landlord and be forthwith recoverable by action, such debt shall include the Landlord's surveyors or architects fees;

ix) forthwith to repair and rectify in a proper and workmanlike manner any defect in respect of the Demised Premises for which the Tenant is liable and of which written notice shall be given to the Tenant or left at the Demised Premises;

x) to permit the Landlord and/or its agents with or without workmen and others to lay and fix in and lead through the Demised Premises all such wires, cables and ducts for electricity and air-conditioning installation and pipes for water, gas, waste and sewage as the Landlord may from time to time require to be laid and fixed in and lead through the Demised Premises and for the general purposes of repairing removing and replacing all

or any of such wires, cables, ducts and pipes, The Landlord shall notify the Tenant before such works are implemented. The Landlord shall exercise reasonable care and diligence and reinstate at its cost any damage thereby caused to the Demised Premises;

xi) to keep clean the Demised Premises and be responsible for the locking and securing of the doors and windows of the Demised Premises at all times;

xii) to alter any window or other displays or merchandise immediately upon notice by the Landlord in the event the Landlord is of the opinion that such displays or merchandise will impair the name, reputation or standing of the Building;

xiii) to obtain and maintain at the Tenant's own cost and expense all licenses, permits, registration, approvals and other consents for the conduct of the Tenant's permitted business;

xiv) to observe and comply with all rules and regulations and instructions as may from time to time be made by the Landlord or its duly authorized agents for the proper management of the Building;

xv) to cause all the employees, agents and invitees of the Tenant to conduct themselves so as to accord with the rules and regulations prescribed by the Landlord or its duly authorized agent for the management of the Building and in addition to ensure that such employees agents and invitees of the Tenant do not enter upon any part of the Building other than the Demised Premises and the Common Area;

xvi) to comply with all such requirements as may be imposed on an occupier by any Ordinance, Act of Parliament, Enactment, By-laws now or hereafter in force and any orders rules regulations or notices made thereunder;

xvii) to comply with the provisions for the health, safety and welfare of persons employed to work in the Demised Premises laid down by any law and any regulations thereunder for the time being in force;

xviii) at all times throughout the Tenancy Period hereby granted the Tenant shall be responsible for the insurance of the Tenant's own goods property and consequential loss in the Demised Premises against risk of loss or damage by fire, theft or other risks with extensions to cover strike riot and civil commotion at the Tenant's own cost and expense. The Tenant shall further be responsible for the insurance of plate glass in the Demised Premises (if any but excluding exterior window glass) as well as insurance against public liability for all third party liabilities in respect of any injury loss or damage in the Demised

Premises. The Tenant shall submit copies of the aforesaid insurance policies to the Landlord within thirty (30) days from the date of commencement of the Tenancy Period hereby created and shall keep the Landlord notified in the event of cancellation or modification of any of the said policies of insurance;

xix) to be responsible for and to indemnify the Landlord against all damage to the Demised Premises caused by any default or negligence of the Tenant or the employees, agents or licensees of the Tenant;

xx) to pay to the Landlord the cost of replacing all broken and damaged LED panel, air-conditioning units (except those placed outside the Demised Premises), window glass (provided the damage is attributed and/or caused by the Tenant) and other light component fittings in the Demised Premises irrespective of the cause of such breakage or damage;

xxi) to be responsible at the Tenant's own cost and expense for the cleaning and maintenance of the toilets if the Tenant has the sole occupation of a whole floor of the Building. To maintain all toilets and water apparatus located outside the Premises (if used exclusively by the Tenant and its employees or licensees) in good clean substantial and proper repair and condition to the reasonable satisfaction of the Landlord and in accordance with the lawful requirements of any competent authority, fair wear and tear accepted;

xxii) to employ for the cleaning of the Demised Premises such cleaning contractors as the Landlord may require from time to time and to cause such cleaning services to be carried out only between such hours and on such day as shall have been approved by the Landlord (such approval not to be unreasonably withheld);

xxiii) to be responsible for any damage or injury caused to any person or property directly or indirectly through the defective or damaged condition of the Demised Premises the repair of which is the Tenant's obligation under this Agreement;

xxiv) to replace any Landlord's Fixtures and Fittings in the Demised Premises which become beyond repair during the Tenancy Period; and

xxv) to keep the terms of this Agreement private and confidential.

xxvi) To pay the Landlord and/or Appropriate Authority charges for water, electricity, telecommunication and other services supplied to or consumed or used at or in connection with the Demised Premises by the Tenant, its servants and/or agents and/or persons under the control of the Tenant with effect from the Tenancy Commencement

Date, including all such deposits and installation charges now payable or which may from time to time hereafter be payable to the Appropriate Authority or otherwise in connection therewith, and to indemnify and keep indemnified the Landlord against all such payments and/or such fines or penalties imposed as a result of any non- payment or late payment of the same by the Tenant.

xxvii) to maintain and keep secure at all times the meters, switches and other fittings relating to the supply and use of the utilities aforesaid by the Tenant and the Tenant shall be wholly responsible for any damage caused therefor and shall fully indemnify the Landlord against all claims, actions and legal proceedings whatsoever made upon the Landlord or any person in respect thereof.

5.2 Negative Covenants

The Tenant shall not at any time throughout the Tenancy Period hereby created:

i) without the prior written consent of the Landlord, use the Demised Premises or any part thereof for any trade or business whatsoever other than as an office and at all times of the year during the usual business hours of the locality to keep the Demised Premises open as a first class office for carrying on the purpose;

ii) make or permit to be made any alterations structural or otherwise, partitions in or additions to the Demised Premises or any part thereof or the Landlord's Fixtures and Fittings and fittings therein nor install any plant equipment apparatus or machinery in the Demised Premises nor cut demolish renovate alter or damage any doors, windows, walls or other parts of the Demised Premises (and in particular shall not make or permit to be made such alterations that will prevent the full and unrestricted use and benefit of the air-conditioning system to other parts of the Building adjoining the Demised Premises) without the prior written consent of the Landlord and if such written consent is given, the Tenant shall at the Tenant's own costs and expenses carry out such alterations or additions with such materials and in accordance with such designs as shall be prescribed by the Landlord's architect and approval by the Landlord and the Tenant shall at the Tenant's own costs and expenses obtain all such necessary planning and any other consents or approvals pursuant to the provisions of any written law, by-laws, rules, regulations order applicable thereto and shall comply with the conditions thereof and upon the expiry or earlier determination of the Tenancy Period hereby created, the Tenant shall if requested by the Landlord restore the Demised Premises to its original state and condition at the commencement of the Tenancy herein created at the cost and expense of the Tenant;

iii) affix paint or otherwise exhibit on the exterior of the Demised Premises or any window thereof or any part thereof any name plate, sign-board, placard, poster or advertisement

or any flag stuff or other thing whatsoever nor use the outer walls of the Demised Premises for the purpose of any public announcement nor exhibit anywhere in the Building any indication of business except a sign-board bearing the Tenant's business name in a form, character and dimensions to be first approved by the Landlord in a position to be indicated and approved by the Landlord;

iv) install additional locks bolts or other fittings to the entrance doors of the Demised Premises nor install any electrical sockets plugs power points without the prior written consent of the Landlord provided that such consent shall not be unreasonably withheld and if such consent is granted, the Tenant shall at the Tenant's own cost and expenses obtain such approval if necessary from the relevant authority and a certificate from a qualified electrical engineer or registered electrical contractor and the Landlord's architect that any installation of such electrical socket, plug, power will not cause any overloading or cause damage to the power supply or any of the electrical installations in the Building;

v) hack openings within the Demised Premises without prior written consent of the Landlord and the relevant authorities. In applying for the Landlord's and the relevant authorities approval, the Tenant shall submit to the Landlord drawings of the openings (together with such information as the Landlord may require) duly certified and approved by a qualified professional engineer that the structural integrity of the Demised Premises will be maintained;

vi) assign, underlet or otherwise part with the actual or legal possession or use of the Demised Premises or any part thereof for any term whatsoever without the prior written consent of the Landlord provided always that in the event of the Tenant assigning, under-letting or otherwise parting with the actual or legal possession or use of the Demised Premises or any part thereof in contravention of the provisions of this paragraph, then the Landlord may without prejudice to its rights under this Agreement, collect from any assignee, sub-lessee or other person in possession or occupation of the Demised Premises or any part thereof all such rent and other moneys payable in respect of the Demised Premises or any part thereof by such assignee, sub-lesses or other person to the Tenant and PROVIDED FURTHER that such collection of rent and other money as aforesaid by the Landlord shall not be construed or deemed to be consent given or acceptance by the Landlord to or of any such person or persons as assignees, underlessees, sub-tenants or occupiers of the Demised Premises or any part thereof;

vii) permit nor suffer to be done anything whereby the policy or policies of insurance on the Demised Premises or on the Building against damage by fire or otherwise may become void or voidable or whereby the premium thereon may be increased and shall make good all damage suffered by the Landlord and paid by the Landlord by way of increased

premium and all costs and expenses incurred by the Landlord in or about any renewal of such policy or policies of insurance rendered necessary by a breach or non-observance of this covenant without prejudice to such other rights of the Landlord against the Tenant;

viii) use the Demised Premises for any illegal or unlawful or immoral purpose nor do or permit to be done any act or thing which in the opinion of the Landlord is or may at any time be or becomes a danger, a nuisance or an annoyance or interfere with the operations, business, enjoyment or give reasonable cause for complaints from any of the other tenants or occupiers of the Building or any other buildings or premises adjoining the Demised Premises or the Building nor in any way interfere with the quiet occupation and comfort of the adjacent or neighbouring premises nor use the same or any part thereof for carrying on of any offensive or dangerous trade business or occupation or for harboring of illegal immigrants nor for any religious or political activities nor to sell or trade in coffin, casket or tombstone nor use the Demised Premises as a funeral parlour or anything associated therewith provided always that the Landlord shall not be responsible to the Tenant for inconvenience as a result of any interference whatsoever caused by the occupants of the adjoining premises or neighbouring premises and the Tenant shall not hold the Landlord so liable;

ix) use the Demised Premises nor permit the same or any part thereof to be used as a laboratory or workshop or for cooking or the preparation of food nor permit nor suffer anyone to stay or remain in the Demised Premises overnight therein;

x) store, use, load, unload, keep or bring upon the Demised Premises or any part thereof arms, ammunition or unlawful goods, gun-powder, kerosene or any liquid, goods, material or any other explosive or thing of an offensive nature or any dangerous, corrosive, toxic or combustible substances whatsoever and shall not place nor leave in the entrances or stairways, passages or corridors of the Building or any part of the common areas of the Building any boxes, rubbish or refuse and to indemnify and keep indemnified the Landlord against all losses, damages, claims, costs, expenses, actions and proceedings in connection with the loading, unloading, use or storage of such goods, materials and things;

xi) use the Demised Premises or any part thereof for carrying on any business which causes or may cause the accumulation of dirt rubbish or debris of any sort in or outside the Demised Premises or which causes or may cause an unreasonable amount of noise or which in the opinion of the Landlord is undesirable or unsuitable for the other tenants or occupiers of the Building;

xii) open any windows except for the purpose of emergency and save during a breakdown of the air-conditioning plant of the Building;

xiii) conduct nor permit any sale by auction to be held in any part of the Demised Premises or the Building;

xiv) damage or deface or cause or permit any employee, agents or invitees of the Tenant to damage or deface any part of the Demised Premises or the Building common passages, lifts or escalators while moving any fixtures, equipment, fitting fixtures of the common areas or any other thing whatsoever or by any means whatsoever and shall forthwith repair and make good or to pay to the Landlord on demand the costs of making good such damage or defacement;

xv) allow any food hawkers into the Demised Premises and/or any part of the Building provided that the employees of the Tenant may be allowed to bring food into the Demised Premises for the purpose of personal consumption;

xvi) permit any vehicle including motorcycles, scooters and bicycles whether belonging to the Tenant or any of its employees, agents or invitees to be kept or parked in any part of the Building except in the spaces reserved or intended for such purposes;

xvii) place or permit to be placed upon the floor of the Demised Premises a concentrated load in excess of 3.5 KN per square meter and shall where required by the Landlord distribute any load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Landlord and for the purposes of this paragraph the decision of the Landlord's architect or engineer shall be final and binding on the Tenant;

xviii) block-up, darken, obstruct or obscure any of the windows and lights belonging to the Tenant or to the Landlord; and

xix) permit nor keep nor allow to be kept livestock or other animals at the Demised Premises.

5.3 Renovation

a) The Tenant is entitled to carry out renovation/fitting out works (hereinafter referred to as "**Renovation Works**") to the Demised Premises during the Renovation Period but subject to the following terms and conditions:

i) the Tenant shall bear the plan reading fee, which currently amounts to Ringgit Malaysia One Thousand (RM 1,000.00) only;

ii) the Tenant shall give written notice of all Renovation Works to be done and shall obtain the prior written consent of the Landlord before any Renovation Works are done;

iii) the Tenant shall obtain the relevant consents of the relevant authorities and comply with all statutes, statutory orders and regulations made or deriving validity thereunder and codes of practice of local authorities affecting the Renovation Works and/or the Demised Premises;

iv) the Tenant shall keep the Demised Premises clean and tidy and on completion of the Renovation Works shall remove therefrom all waste, debris and unused building materials to an authorized dumping ground away from the Demised Premises;

v) the Tenant shall throughout the duration of the Renovation Works, subscribe or procure its contractors to subscribe to an all-risk policy with a reputable insurance company;

vi) the Tenant shall comply with all rules regulations and guidelines as prescribed by the Landlord for the carrying out of any fitting out/renovation works and shall carry out the Renovation Works diligently with due care and in good workmanlike manner and in accordance with the plans as approved by the Landlord and the relevant authorities; and

vii) the Tenant shall indemnify and keep indemnified the Landlord from and against all actions, claims, demands, losses, damages, cost and expenses which the Landlord shall or may be or become liable to third parties as a consequence of the Tenant's Renovation Works or as a consequence of any acts, omission or negligence of the Tenant, its contractors, agents, servant or invitee during the Renovation Period and thereafter.

b) With respect, to the Tenant's obligation as set out in sub-Section 5.3 a) ii) hereof, the Tenant shall on or before the commencement of the Renovation Works forward to the Landlord:

i) all detailed plans and designs showing the proposed internal layout, business signs and or office front for the Demised Premises;

ii) the proposed work schedules of the Tenant and/or its contractors;

iii) the particulars of the Tenant's M&E contractors and sub-contractors for the Landlord's approval; and

iv) such other information in respect of the Renovation Works as may be required by the Landlord for the purposes of obtaining the necessary approvals and/or permits from the relevant approving authorities where such approvals/permits are incumbent to be

obtained by the Landlord as owner of the Building provided always that nothing herein stated shall be construed as imposing an obligation on the Landlord to obtain any such approvals and/or permits on behalf of the Tenant.

c) Prior to the commencement of the Renovation Works, the Tenant shall pay to the Landlord the Renovation Deposit as security for the due observance and performance by the Tenant of the Tenant's covenant and conditions set out herein during the construction period of the Renovation Works. Upon the completion of the Renovation Works as certified by the Tenant's architect, the balance of the Renovation Deposit shall be returned to the Tenant free of interest after deducting aforesaid costs incurred by the Landlord as a result of the breach of any covenants by the Tenant hereunder and/or any other cost incurred under Sub-Section (d) below AND PROVIDED ALWAYS that if the cost shall be more than the Renovation Deposit, the Tenant shall pay the additional amount but without prejudice to the right of action of the Landlord against the Tenant in respect of any antecedent breach of any of the covenants on the part of the Tenant to be observed and performed and/or in respect of any claim arising from the Tenant's failure as aforesaid. The Landlord may serve upon the Tenant a notice in writing specifying the amount outstanding after set-off of the Renovation Deposit and the Tenant shall pay such amount within seven (7) days from the date of such notice.

d) The Renovation Deposit referred to under Sub-Section (c) above will be utilized by the Landlord towards, but without limit to the following:

i) in the event the Tenant fails to observe and/or perform any of the covenants contained in Sub-Section (a) or (b) above;

ii) the cost of rectifying any electrical faults caused by the installation, partitioning or other works to the Demised Premises;

iii) the costs incurred by the Landlord as a result of having to remove any debris or rubbish in or out of the Demised Premises;

iv) any damage to the Demised Premises as a result of having to remove any debris or rubbish;

v) any damage caused to the Demised Premises or any part of the Building during the course of the Renovation Works; and

vi) any expenses incurred by the Landlord for the purposes of obtaining any approval from the relevant Local Authority for any of the Renovation Works.

e) In addition to the Renovation Deposit, the Tenant shall, prior to the commencement of the Renovation Works, pay to the Landlord the non-refundable Temporary Utilities Charges for the supply of water and electricity during the Renovation Period.

f) In amplification and not in derogation of the terms and conditions hereinbefore set out in this Section, the Tenant shall be liable for and shall indemnify the Landlord against any liability claim or proceedings in respect of personal injury or death or damage to property arising out of the Renovation Works.

g) The Tenant shall occupy the Demised Premises during the Renovation Period as licensee of the Landlord. For the avoidance of doubt, any failure to complete the Renovation Works by the Renovation Period shall not delay the commencement of the Tenancy as provided in this Agreement or the Rental Commencement Date.

h) Should Tenant complete the Renovation Works prior to the expiry of the Renovation Period, it may occupy the Demised Premises on a rent-free basis until the Tenancy Commencement Date or Rental Commencement Date (as applicable) and the Landlord shall not be liable for any loss or claim from any person during such period to which the Tenant shall duly indemnify the Landlord for all such loss or claim. For avoidance of doubt, air-conditioning is not provided during this period. Charges of RM1.50 per sq. ft. per month is payable if Tenant commence its business operation during this period. Electricity will be charged by the Landlord based on and in reference to actual consumption of the Demised Premises All other terms and conditions as stipulated under this Tenancy Agreement including the default provisions in Clause 7, unless stated otherwise, shall remain in full force.

Section 6: Landlord's covenants

The Landlord hereby covenants with the Tenant as follows:

i) except insofar as the same are contributable by the Tenant under the terms and conditions contained in this Agreement, to pay and discharge all existing and future rates, taxes, assessments and outgoings payable in respect of the Demised Premises;

ii) that the Tenant paying the Rent hereby reserved and performing and observing all the terms and conditions herein contained shall peaceably hold and enjoy the Demised Premises and all the facilities available during the Tenancy without any interruption by the Landlord or any person claiming under or through or in trust for the Landlord save as specifically provided in this Agreement;

iii) to keep the roof main structure, lifts, air-conditioning plants, external walls, main drains and pipes and all common parts of the Building including entrances, car parks, staircases, landings, corridors, passages, lavatories and conveniences free from obstruction (unless such is the Tenant's responsibilities under this Agreement) and in good repair including

the repainting and redecorating of the same or any part thereof at such times and in such manner as the Landlord in its absolute discretion considers such to be necessary;

iv) so far as practicable to provide air-conditioning services during Air-Conditioning Hours; lift services daily; electricity and water as is respectively attributable to the passages, corridors, lavatories and other parts of the Building used by the Tenant in common with others;

v) to provide general security for the Building but not so as to render the Landlord liable for any loss sustained by the Tenant through the neglect default or misconduct of such watchman or watchmen;

vi) so far as practicable, to upkeep and to keep clean the forecourts, roadways, passageways, ground floor, lobby, lifts and car park of the Building.

vii) to keep the exterior of the Building and the main drains clean and in good repair;

viii) at all times throughout the Tenancy Period hereby created, to keep the Building including the Demised Premises insured against loss or damage by fire; and

ix) to keep lifts, stairs, passages and lavatories in useable condition, reasonably clean and lighted.

Section 6A: Landlord and Tenant's Obligations on Sustainability Policy

6A.1 In line with the commitment by Sunway Group on the United Nation Sustainable Development Goals (SDGs) and global commitment towards a more sustainable, resilient and inclusive development, the Landlord and Tenant hereby acknowledge that the Landlord complies with Sunway Group's Sustainability Policy ("Sustainability Policy") and Tenant shall take such action as deemed necessary to collaborate with the Landlord and achieve compliance to the Sustainability Policy as may be issued by the Landlord from time to time including but not limited to strategies that build economic growth and addresses a range of social needs including education, health, social protection, and job opportunities, while tackling climate change and environmental protection, and to deliver an integrated and balanced social, economic and environmental agenda, by the management, operation, occupation and maintenance of the Demised Premises to promote environmental sustainability, through energy efficiency improvements, positive behavioural changes and healthy practice. Any improvement work and/ or alteration will be performed by the Tenant in accordance to the Landlord's sustainability practice as part of the Tenancy Agreement.

6A.2 The Landlord will provide a forum to the Tenant to:

(a) consider the adequacy and improvement of data sharing on energy and water use, waste production and recycling;

(b) review environmental performance of the Demised Premises;

(c) Agree targets and strategies to improve the Environmental Performance of the Demised Premises

on a regular basis.

6A.3 The Landlord and Tenant will share the Environmental Performance data they hold relating to the Demised Premises. The Environmental Performance data will be shared on a regular basis with each other.

Section 7: Default

7.1 The Landlord and the Tenant hereby agree that:

i) if the Rent hereby reserved and/or any other charges or any other monies payable by the Tenant to the Landlord under the Tenancy shall at any time remain unpaid after any of the same shall have become due and payable in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made); or

ii) if the Tenant commits, permits or suffer to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Agreement; or

iii) if any distress or execution proceedings is levied against the Tenant;

iv) if the Tenant commits any act of bankruptcy or becomes a bankrupt or if the Tenant is a corporation, a winding-up petition is presented against it otherwise than upon reconstruction or amalgamation; or

v) if the Tenant shall make an assignment for the benefit of or enter into any scheme of composition or arrangement with the Tenant's creditors;

it shall be lawful for the Landlord at any time thereafter to serve a forfeiture notice upon the Tenant to remedy the breach(es) and it is hereby mutually agreed that a reasonable time in which to remedy the breach if the breach is capable of remedy, is twenty one (21) days and in the event on the expiration of the period specified in the said forfeiture notice, the breach complained of is not remedied, the Landlord shall forthwith be at liberty to take any one or more of the following remedies at its sole and absolute discretion without being liable for any loss damage costs or expenses caused to the Tenant as a consequence of such action but without prejudice to any other rights or remedies which the Landlord may have against the Tenant under this Agreement or at law:-

a) to forthwith terminate this Agreement and to re-enter the Demised Premises or any part thereof in the name of the whole (subject always to any written law in force for the time being) and thereupon this Tenancy shall be absolutely determined;

b) to charge interest at the rate of twelve per centum (12%) per annum for the late payment of any sum due from the Tenant to the Landlord, which interest shall be calculated on a day to day basis until date of full settlement;

c) to charge a sum equivalent to double the Rent from the date of termination of this Agreement until the date of delivery of vacant possession of the Demised Premises to the Landlord;

d) to forfeit the Deposits but without prejudice to such other rights and remedies which the Landlord may have arising out of any event set out above, including any claim or right of action in respect of any other antecedent breach and/or early determination of the Tenancy herein;

e) to claim and recover from the Tenant the entire Rent payable for the remainder of the Tenancy; and/or

f) to take any other action the Landlord deems fit to recover all monies owing to the Landlord and the cost and expenses including legal fees (on a solicitor client basis) shall be borne by the Tenant.

Any action taken by the Landlord to exercise any one or more of the above remedies shall not prejudice or affect any other remedies, claims or rights which the Landlord may have under these presents.

Acceptance of Rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of its obligations under this Agreement.

7.2 If any Rent hereby reserved or any monies payable under this Agreement shall be unpaid, the Landlord may immediately prior to the determination of the Tenancy Period or any renewal thereof instruct that all the Tenant's furniture and fittings in the Demised Premises be left intact and the Landlord shall be empowered to sell or otherwise dispose of the whole or any part of such fittings and fixtures at such price and in such manner as the Landlord deems fit and to apply the proceeds of sale against any indebtedness of the Tenant to the Landlord.

Section 8: Premature determination of tenancy

8.1 If the Tenant shall for any reason whatsoever (except as provided in this Agreement) fail, refuse or neglect to take delivery of the Demised Premises upon notification from the Landlord, the Landlord shall be entitled notwithstanding anything to the contrary herein to forfeit the Deposits and the Advance Rent as agreed liquidated damages.

8.2 If upon commencement of the Renovation Period and the Tenancy, the Tenant shall determine or otherwise abandon the Tenancy at any time prior to the expiration of the Tenancy Period hereby granted then, and in such event the Landlord shall be entitled notwithstanding anything to the contrary herein to forfeit the Deposits and to claim for the Rent for the remainder of the Tenancy.

Section 9: Change or modification to structure of the Building

If as a result of the introduction or implementation of any new laws, by-laws, rules and regulations or if as a result of the amendment of existing laws, by-laws or regulations by the appropriate authority or authorities any changes or modifications are required to be made to the structure of or supply of utilities to the Building, the Landlord reserves the full right and liberty at its own cost and expense to comply with such requirements and such changes or modifications to the structure of or supply of utilities to the Building carried out by the Landlord shall not annul this Agreement nor shall it be the subject of any claim by the Tenant.

Section 10: Changes or modifications to partitions of Demised Premise

If as a result of the introduction or implementation of any new laws, by-laws, rules or regulations or if as a result of the amendment of existing laws, by-laws or regulations by the appropriate authority or authorities any changes or modifications are required to be made to the partitions carried out by the Tenant to the Demised Premise, the Tenant shall forthwith upon notice from the Landlord proceed to change or modify the partitions of the Demised Premise to comply with the requirements from the appropriate authority or authorities failing which the Landlord shall attend to the changes or modifications and all costs and expenses expended by the Landlord shall be a debt due by the Tenant to the Landlord and shall be recoverable by action.

Section 11: Changes or modifications to mechanical and electrical services

Any amendments and modifications to the mechanical and electrical services may be made with the consent of the Landlord and provided such amendment or modification shall first be approved by consultants appointed by the Landlord or consultants appointed by the Tenant and approved by the Landlord. The Tenant shall bear all the cost and expenses incurred for the amendment and modification to the mechanical and electrical services including the consultant's fees.

Section 12: Position of the Demised Premises

It is hereby agreed and declared between the Landlord and the Tenant that the position of the Demised Premises in relation to the other units as shown on the floor plan and the measurements boundaries and area of the Demised Premises as given herein are believed but not guaranteed to be

correct. It is hereby agreed that any variation to the boundaries measurements and area of the Demised Premises shall not entitle the Tenant to terminate this Agreement nor make any claim against the Landlord in this respect. Where the floor area of the Demised Premises is stated to be subject to survey, the floor area of the Demised Premises shall be determined by the Landlord's surveyor after construction of the Building. The determination by the Landlord's surveyor shall be final and binding on the parties hereto. Upon the survey by the Landlord's surveyor, the monthly Rent, the Deposits and the Advance Rent shall be revised accordingly and any shortfall shall be paid by the Tenant within seven (7) days of the Landlord's notice to the Tenant.

Section 13: No monopoly

Nothing herein shall be construed as implying that the Tenant shall have or may expect a monopoly in its class of business or purpose in the Building or any restriction in the number of tenants carrying on the same class of business or purpose in the Building.

Section 14: Tenant's insurance

The Tenant shall effect adequate insurance cover in respect of third party and public liability risks with a reputable insurance company. The policy of insurance shall be endorsed to show the Landlord (or such party as the Landlord shall direct) as owner of the Demised Premises and shall contain a clause to the effect that the insurance cover and its terms and conditions shall not be cancelled, modified or restricted without the Landlord's consent. If required by the Landlord, the Tenant will produce a letter from the insurance company confirming that the policy for the Demised Premises is valid and subsisting.

Section 15: Terms affecting other tenants

Nothing herein contained shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the Building demised by the Landlord or limit or affect the right of Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

Section 16: Yielding up

At the expiry or sooner determination of the Tenancy Period, the Tenant irrevocably agrees:

i) to yield up the Demised Premises in good tenantable condition and with vacant possession and where the Tenant has carried out any alteration or renovation to the Demised Premises (whether with or without the consent of the Landlord), the Tenant shall at its own cost and expenses reinstate the Demised Premises to its original state and condition unless otherwise agreed by the Landlord in writing; and

ii) to surrender to the Landlord all keys of the Demised Premises.

Section 17: Failure to yield Demised Premises

i) Without prejudice to any other right the Landlord may have against the Tenant, if the Tenant upon the expiry or the sooner determination of the Tenancy fails, refuses and/or neglects to yield up the Demised Premises with vacant possession, the Tenant shall pay to the Landlord as agreed liquidated damages a sum equivalent to two (2) times the amount of the Rent or the current market rental of the Demised Premises, whichever is higher for each day's delay.

ii) The demand and/or receipt of such liquidated damages shall be without prejudice to the Landlord's right to evict the Tenant or to take proceedings to enforce the other rights of the Landlord contained in this Agreement.

Section 18: Damage to Demised Premises

In the event the Demised Premises or any part thereof or the Building or any part thereof at any time during the Tenancy Period hereby created being damaged or destroyed by fire as to render the Demised Premises unfit for use or access thereto impossible then (save and except where such fire has been caused by the default or negligence of the Tenant or its employees or agents or licensees or invitees) the Rent hereby reserved or fair proportion thereof according to the nature and extent of the damaged sustained shall be suspended from the date of the happening of the event until the Demised Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be and any dispute concerning this paragraph shall be determined by a single arbitrator in accordance with the Arbitration Act 2005 or any statutory enactment in that behalf for the time being in force.

Notwithstanding the aforesaid, if the Landlord in its absolute discretion does not desire to continue with this Agreement, the Landlord shall be entitled to terminate this tenancy by giving sixty (60) days notice in writing to the Tenant and upon such termination the Tenant shall peacefully and quietly surrender leave and yield up vacant possession of the Demised Premises to the Landlord and save in respect of any antecedent breach by the Tenant, neither party hereto shall have any further claims whatsoever against the other.

Section 19: Costs

Each party shall bear their own solicitor's fees and charges for the preparation and completion of this Agreement. All stamp duty incurred for the stamping of this Agreement shall be borne by the Tenant solely. The Tenant shall be liable (to the extent provided in an arbitration award or court judgement) for solicitor and client cost in respect of legal proceedings instituted by the Landlord against the Tenant and/or in respect of any claim or demand made by the Landlord's solicitors in the enforcement of any of the provisions in this Agreement. The Tenant shall pay the Landlord on an indemnity basis all costs and other expenses properly incurred by the Landlord in relation to every application made

by the Tenant for consent whether it is granted refused and/or offered subject to any qualification or withdrawn and the recovery of Rent or other sums due from the Tenant.

Section 20: Compliance with law

The Tenant shall observe and comply with all conditions and covenants binding upon the Building or upon the Landlord or otherwise howsoever in respect of the Building and shall not do or omit or suffer to be done or omitted any act matter or thing in on or respecting the Demised Premises which will contravene any provisions of any Act, Ordinance, Enactment, Order, rule, regulation and/or by-laws affecting the same and shall at all times hereafter indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any such act matter or thing done or omitted to be done in contravention of any of the said provisions.

Section 21: Waiver and indulgence

No failure or delay on the part of the Landlord in exercising nor any omission to exercise any right power privilege or remedy accruing to the Landlord hereunder upon any default breach or omission on the part of the Tenant shall impair any right power privilege or remedy or be construed as a waiver thereof or an acquiescence in such default breach or omission, nor shall any action by the Landlord in respect of any default breach or omission or any acquiescence in any default breach or omission affect or impair any right power privilege or remedy of the Landlord in respect of any other or subsequent default breach or omission.

Acceptance of the Rent hereby reserved by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant's obligations.

Section 22: Severability

If at any time any provision, condition, term stipulated or covenant of this Agreement is or become illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions herein.

Section 23: Renewal

In the event the Tenant desires to renew this Agreement for the Further Term, the Tenant shall give three (3) months' notice prior to the expiry of the Tenancy Period apply in writing to the Landlord for such renewal and the Landlord shall subject to the Tenant having complied with all the terms and conditions of this Agreement during the Tenancy Period extend the Tenancy for the Further Term at a rent equivalent to the prevailing market rate and upon the terms and conditions as contained herein (save and except for this Clause on renewal) or as are in writing varied, such Further Term to commence immediately after the Tenancy Period PROVIDED HOWEVER where the Tenant does not desire the Further Term, this Agreement shall continue on a month to month basis at a rental to be

determined by the Landlord until terminated by one (1) month's notice in writing by any of the parties hereto.

In the event the parties fail to mutually agree on the rent for the Further Term, each party shall appoint a Property Valuer of international repute and standing (the 'Valuers'). The parties agree to accept the Valuer's mutual consensus on market rent for the Demised Premises. In the event the Valuers fail to reach a mutual consensus on market rent for the Demised Premises, it is the parties' intention to refer this matter for arbitration at the Kuala Lumpur Regional Centre for Arbitration.

Section 24: Time of the essence

Time wherever mentioned herein shall be of the essence.

Section 25: Complaints

Any security service employees of the Landlord in connection with the Building shall be under the supervision and control of the Landlord and/or the Landlord's duly appointed agents to whom all complaints in regard to such security services or employees shall be made.

Section 26: Parking arrangements

The parking of vehicles including motor vehicles, motorcycles, scooters and bicycles in the parking areas in the Building and surrounding the Building shall be subject of a separate arrangement or license (if any) between the Landlord and the Tenant and shall not be deemed or construed as forming part of this tenancy.

Where parking arrangement exists between the Parties, the Tenant shall only be entitled to such number of car parking bays as stipulated in Part 16 of Schedule 1(a) which shall be rented by the Tenant and at such rental as stipulated in Part 16 of Schedule 1(b) hereto or as may be revised from time to time by the Landlord by notice in writing to the Tenant ("**Parking Bay Rental**") and subject to the following:

(a) The monthly Parking Bay Rental and Government Service Tax for the use of the car parking bays shall be payable to the Landlord or its authorised agent in advance on the first day of each month, whether formally demanded or not;

(b) The Tenant hereby agrees that all vehicles parked at such parking bays shall be at the sole risk of the Tenant or its servant and/or its agents;

(c) The Tenant shall ensure that the Tenant, its servants or agents shall not at any time utilise more than the total number of car parking bays rented by the Tenant as stipulated in Part 16 of Schedule 1(a) and hereby covenants with the Landlord that in the event that the total number of car parking bays rented by the Tenant is fully occupied, all other vehicles

belonging to the Tenant, its servants or agents shall be parked or caused to be parked at the public car parking bays in the Building;

(d) The Tenant shall not cause or permit or suffer to be caused any obstruction or hindrance to the access to or egress from the Building by the parking of vehicles of any kind, including motorcycles, scooters, bicycles or any other forms of transportations thereat and shall not further cause or permit to suffer to be caused any such obstructions or hindrances upon any access road leading to the Building, and

(e) The Tenant shall at all times observe and comply with all the rules and regulations as may from time to time be prescribed by the Landlord or its authorised agents, notice of which shall be brought to the attention of the Tenant by way of display of notices at the car parking bays or by notice in writing addressed to the Tenant at the Demised Premises or by any other means as may be deemed fit by the Landlord. The Tenant hereby covenants with the Landlord that breach by it of any one of the several rules or regulations so prescribed shall constitute a breach by it of a covenant under this Agreement which shall immediately entitle the Landlord to any or all remedies provided herein.

Section 27: Assignment

The Landlord shall be entitled to assign all its rights title interest and obligations under this Agreement to any party is deems fit and the Tenant hereby consents to and agrees to be bound by such assignment. In the event the Landlord sells or in any way dispose of the Building to any member company of the Sunway Berhad group of companies, the Tenant hereby agrees to do all that is necessary, including but not limited to the execution of the relevant assignment documents, to complete and perfect the assignment between the Landlord, the new owner and the Tenant as applicable.

Section 28: Binding on successors-in-title

This Agreement shall be binding upon the successors-in-title and assigns of the Landlord and the heirs personal representatives, successors-in-title of the Tenant

Section 29: Change of Building name

The Landlord shall at any time during the tenancy hereby created be entitled to change the name of the Building, the number of designation by which the Building is known and in respect thereof and the Landlord shall not be liable in damages to the Tenant nor be made a party to any proceedings or be liable for costs or expenses of whatsoever nature incurred by the Tenant as a result of any such change.

Section 30: Force Majeure Event

30.1 Force majeure event

'Force Majeure Event' means any event or circumstances beyond the control of any party, including without limitation:

(a) flood, drought, earthquake, volcanic eruption, storm or other natural disaster;

(b) fire, explosion, buildings collapse or accident;

(c) epidemic or pandemic;

(d) civil commotion, hostilities (whether war is declared or not), sabotage, an act of terrorism, nuclear, chemical or biological contamination or sonic boom;

(e) any law or act of any government or public authority, including without limitation, the imposition of any sanction, embargo, restriction or similar action or any failure to grant a necessary licence or consent or any lockdown or restriction on movement as a result of any epidemic or pandemic;

(f) compliance with any law, judgment, order or decree;

(g) any labour dispute, strike, industrial action;

(h) the interruption or failure of any utility services or network, and any systemic virus; or

(i) the failure of the transportation of any personnel, equipment, machinery or supplies and/or the shortage of any fuel, power or supplies.

30.2 Notice of occurrence

In the event that the Tenant's performance of its obligation (other than the obligations to pay monies hereunder) is hindered, delayed or prevented by a Force Majeure Event, the Tenant shall give a written notice to the Landlord within three (3) days upon the occurrence of the Force Majeure Event and shall act diligently to overcome, remove and/or mitigate the effects of the Force Majeure Event.

30.3 Effect of force majeure

No failure or delay in performance under this Agreement (other than the Tenant's obligations to pay monies hereunder) shall be deemed to be a breach hereof to the extent that such failure or delay is occasioned by or due to a Force Majeure Event. With respect to delay or failure in performance by the Tenant as caused by or due to a Force Majeure Event, the Landlord shall have the rights and/or sole discretion to:

a) excuse such delay in performance on a day to day basis for a period of time equal to the duration of the Force Majeure Event or the period required to remedy its effects; and/or

b) terminate this Agreement by giving seven (7) days prior written notice to the Tenant .

For the avoidance of doubt, if the Landlord's fulfilment of its obligations is hindered, delayed or prevented by a Force Majeure Event, the Landlord shall be entitled to suspend the performance of its

obligations or terminate this Agreement by giving a notice to the Tenant and the Landlord shall be excluded from all liabilities howsoever and whatsoever.

30.4 Termination

In the event of termination of this Agreement by the Landlord under this clause, the Landlord shall be entitled to forfeit the monies paid by the Tenant hereunder as liquidated damages and the Tenant shall forthwith deliver to the Landlord vacant possession of the Demised Premises. Unless provided to the contrary, this is without prejudice to the other rights and remedies that the Landlord is entitled to under the law and this Agreement.

Section 31: Additional terms and conditions/variations

The Parties agree that the Tenancy shall also be subject to the additional terms and conditions/variations set out in Schedule 2. In the event of there being any inconsistency between any of the terms/variations set out in Schedule 2 and the terms as set out in the main body of this Agreement, the terms/variations as set out in Schedule 2 shall prevail.

Section 32: Schedules

The Schedules to this Agreement shall be deemed to be an integral part of this Agreement and in the event of any conflict between the Schedules and the terms of this Agreement, the Schedules shall prevail.

Section 33: Caveat and Endorsement of Tenancy

33.1 The Tenant shall not register nor endorse this Agreement or the Tenancy nor lodge a caveat at the relevant land registry whether before or during the continuance of the Tenancy.

33.2 The Tenant shall not be entitled to require the Landlord to sub-divide the Building or any part thereof nor shall the Tenant do any act or thing which could result in the Landlord being required to sub-divide the Building or any part thereof.

Section 34: Supersedes Earlier Documents

This Agreement supersedes and nullifies any other agreement, letters, correspondence (oral or written or expressed or implied) entered into prior to this Agreement in respect of matter dealt with in this Agreement.

Section 35: Corrupt practices and anti-money laundering

The Tenant warrants that it has not violated and undertakes not to violate and it will continue to institute, maintain and practice policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-corruption laws, (b) anti-money laundering laws in particular the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 and as amended and supplemented from time to time.

Section 36: Exclusion of Landlord's Liability

Notwithstanding anything to the contrary herein contained, the Landlord shall not in any way be liable howsoever to the Tenant or to any of the Tenant's authorised persons or to others who may be permitted to enter or use the Demised Premises, the Building or any part thereof (including during the Renovation Period, if any) for any happenings accidents death or injuries howsoever sustained by any of the aforesaid persons or any other persons or for any loss or damage howsoever caused to any properties, merchandise, furniture, fittings, fixtures or equipment whatsoever in the Demised Premises or any other part of the Building or for any loss of business or inconveniences in respect of any one or more of the following occurrences:-

any damage, destruction, defect, leakage or overflow of water or mechanical or other breakdown of any fire sprinkler system, machinery, plant, sanitary or other installations, apparatus or equipment, failure or overload of electric power, cut-off of water supply, telephone line or other utilities or other facilities or amenities whatsoever at the Demised Premises, the Building and/or part thereof or any failure or interruption in the provision of any of the services hereinbefore mentioned by reason of necessary repair replacement or maintenance or shortage of fuel material water electricity or labour or labour disputes, inclement conditions or Force Majeure Event or if the Landlord is for any cause beyond its control unable to carry out any of the said service.

(a) any closure of the Building for any reasons whatsoever deem fit by the Landlord in tis absolute discretion;

(b) arising from the acts or omissions, whether negligently, carelessly, intentionally or by way of misconduct, default or otherwise, of the Landlord or any of their respective employees, servants, agents, workmen, contractors or any other personnel or of any of the tenants or occupiers of the Building; and/or

(c) arising out of any renovation or other works to the structure of the Demised Premises or to any adjacent or neighbouring premises or to any part of the Building for the overall plan of any further development or otherwise as may be undertaken on the Building.

Section 37: Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

Section 38: Notice

38.1 Any notice required or permitted to be served under this Agreement shall be in writing and any such notice to the Landlord shall be sufficiently served on the Landlord if addressed to the Landlord and left at or forwarded by registered post to the Landlord's address as given herein or to such other address as the Landlord may notify from time to time hereafter for the service of any notice and in the case of the Tenant, if addressed to the Tenant and left at or

forwarded by registered post to the Demised Premises or to the Tenant's address, facsimile or e-mail or to the Tenant's last known address.

38.2 Any notice referred to in Sub-section 38.1 hereof shall be deemed to have been received by the addressees: -

a) If sent by post, three (3) working days after the same have been properly posted;
b) If delivered by hand, on the day of delivery;
c) If sent by facsimile transmission before 5.00p.m. and the date of transmission is a Business Day, on the date of completion of the transmission evidenced by a transmission report and if the date of transmission is not a Business Day or if sent by facsimile transmission after 5.00 p,m., then the notice is deemed to be served on the next Business Day; and
d) If sent by email, on the date of sending the email.

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IN WITNESS WHEREOF the parties hereto have set their hands the day and year first above written.

SIGNED BY)
For and on behalf of)
SUNWAY INTEGRATED)
PROPERTIES SDN BHD)
(Company No.)
198401000017 / 112537-P))
In the presence of)

CHONG SAU MIN
SENIOR EXECUTIVE DIRECTOR
Property Development, Central Region

YLKL

LEE KAR LOON
General Manager

SIGNED BY)
For and on behalf of)
GIGABIT HOSTING SDN BHD)
(Company No.)
200701034297 / 792326-P)) Teoh Paik Yau
In the presence of) 850405-08-6043

GIGABIT HOSTING SDN BHD 792326-P
5-2, 3rd Mile Square, 151 Jalan Klang Lama,
58100 Kuala Lumpur.
Tel : 03 7983 8733
Fax : 03 7988 0524

SCHEDULE 1

Part	Item	Particulars
1	Name of Tenant	Gigabit Hosting Sdn Bhd (Company No. 200701034297 / 792326-P) , a company incorporated in Malaysia with its registered address at 18A, Medan Bendahara 2, Medan Bendahara, 31650 Ipoh, Perak.
2	Particulars of Demised Premises	An area measuring approximately 11,069 square feet located at Level 13 of the Building (subject to survey) as more particularly delineated in the floor plan annexed herewith.
3.	Handover Date	22 August 2022
4.	Renovation Period	Three (3) months commencing from 22 August 2022 to 21 November 2022
5.	Tenancy Period	Three (3) years commencing from 22 November 2022 to 21 November 2025
6. (a)	Tenancy Commencement Date	22 November 2022
(b)	Tenancy Expiry Date	21 November 2025
7.	Rent Free Period	Not Applicable
8.	Rental Commencement Date	22 November 2022
9.	Rent	Ringgit Malaysia Forty Eight Thousand Seven Hundred Three and Sixty Cent (RM48,703.60) only per month (subject to adjustment upon survey) payable monthly in advance calculated at the rate of RM4.40 per square foot.
10.	Security Deposit	Ringgit Malaysia One Hundred Forty Six Thousand One Hundred Ten and Eighty Cent (RM146,110.80) only (equivalent to three (3) months Rent, payable in cash)

11.	Utilities Deposit	Ringgit Malaysia Twenty Four Thousand Three Hundred Fifty One and Eighty Cent (RM24,351.80) only (equivalent to 50% of one (1) month rent) only, payable in cash)
12.	Mail Box Deposit	Ringgit Malaysia One Hundred (RM100-00) only.
13.	Renovation Deposit	Ringgit Malaysia Fourteen Thousand (RM14,000.00) only.
14.	Temporary Utilities Charges	Ringgit Malaysia Four Thousand (RM3,000.00) only.
15.	Further Term	Not Applicable
16. (a)	Car park bays	Eleven (11) non-reserved car park bays at RM180.00 per month per bay for duration of tenancy to be paid by tenant.
(b)	Parking Bay Rental	i) Additional non-reserved car park bays at RM180.00 per month per bay will be available within the development on ad-hoc basis to be paid by tenant. ii) This is valid from Mondays to Fridays and not applicable on Saturdays, Sundays and public holidays.
17.	Additional air-conditioning charges	RM 200.00 per hour.

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SCHEDULE 2

1. Statutory Documents

Where the Tenant is a company, the Tenant shall simultaneously with the execution of this Agreement deliver to the Landlord a certified true copy by its company secretary of each of the following documents :-

i) Memorandum and Articles of Association;

ii) Certificate of Incorporation;

iii) Forms 24, 44 and 49; and

iv) Directors Resolution authorizing the Tenancy on the terms and conditions as contained in the Tenancy Agreement and the execution of the Tenancy Agreement.

2. Taxes

2.1 Tenant to pay Taxes

The Rent and all other sums payable to the Landlord by the Tenant under this Agreement shall, unless otherwise agreed between the Parties or set out in this Agreement, excluding all indirect taxes such as consumption taxes (ie good and services tax ("GST"), or sales and services tax ("SST") or any tax of similar nature as may be determined, varied and implemented by the Government of Malaysia from time to time. The GST or SST shall be listed on invoices as a separate item or line item, where applicable. All GST or SST payable, if any in respect of all sums payable to the Landlord by the Tenant under this Agreement shall be borne by the Tenant.

2.2 Tenant's liability

Where GST or SST is payable in respect of any sums payable to the Landlord by the Tenant under this Agreement, the Tenant shall indemnify the Landlord and hold the Landlord harmless from and against any losses, damages, claims, demands, proceedings, actions, costs, expenses, interest and penalties including legal expenses (on a full indemnity basis) suffered or incurred by the Landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Director General of Customs and Excise or other government authority in respect of any such non-payment or delay on the part of the Tenant in making payment of such GST or SST.

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SCHEDULE 3

Floor Plan

<u>Suite 13-01, 13-02 & 13-04</u>


Suite 13-03
LIFT LOBBY
PANTRY
A/C LEDGE
UTILITY

Suite 13-01, 13-02 & 13-04
Approx. 11,069 sq. ft.